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                                                                 Exhibit 99.4.51

                   GUARANTEED MINIMUM WITHDRAWAL BENEFIT RIDER
                                   SINGLE LIFE
                                [SECURESOURCE(SM)]

This rider is made a part of the contract to which it is attached. Except where this rider provides otherwise, it is subject to all of the conditions and limitations of the contract. THIS RIDER CANNOT BE TERMINATED EITHER BY YOU OR US PRIOR TO THE ANNUITY COMMENCEMENT DATE EXCEPT AS PROVIDED IN THE TERMINATION OF THE RIDER PROVISION.

This rider requires participation in our asset allocation program. There is no additional charge to participate in this program. Your Initial Asset Allocation Model is shown under Contract Data. Contracts issued with initial purchase payments over the Maximum Total RVS Variable Annuity Purchase Payment Per Annuitant Life (shown under Contract Data) require corporate officer approval and may require limitation of the number of models available for selection.

If you selected this Guaranteed Minimum Withdrawal Benefit Rider option, it will be indicated under Contract Data.

The additional charge for this rider is described below.

Tax-qualified annuities have minimum distribution rules that govern the timing and amount of distributions from the annuity contract. If you have a tax-qualified annuity, you may be required to take a minimum distribution that is greater than your Remaining Benefit Payment (RBP) or your Remaining Annual Lifetime Payment (RALP) on the most recent rider anniversary. In most situations, these required minimum distributions will not result in excess withdrawal processing. However, in limited circumstances, an excess withdrawal due to a required distribution would be subject to the Guaranteed Benefit Amount
(GBA) excess withdrawal processing, the RBA excess withdrawal processing, and/or the ALP excess withdrawal processing.

DEFINITIONS

CONTRACT DATE, CONTRACT ANNIVERSARY, RIDER ANNIVERSARY

Your contract date is shown under Contract Data. It is the date from which contract anniversaries, contract years, and contract months are determined. Your contract anniversary is the same day and month as the contract date each year that the contract remains in force. Your rider anniversary is the same as your contract anniversary unless the rider is issued after the contract date. It is the same day and month as the rider effective date each year that the rider remains in force.

RIDER EFFECTIVE DATE

This rider is effective as of the contract date of this contract unless otherwise provided.

WAITING PERIOD

The Waiting Period, as shown under Contract Data, is the number of years, starting on the rider effective date, that your ability to utilize both Step-ups and withdrawals is limited. During the Waiting Period, Step-ups are not available if a withdrawal is taken. The end of the Waiting Period is the day prior to the anniversary.

WITHDRAWAL

A withdrawal is the amount by which your contract value is reduced as a result of your withdrawal request. It may differ from the amount of your request due to any withdrawal charge.

GUARANTEED BENEFIT AMOUNT (GBA)

The Guaranteed Benefit Amount (GBA) is equal to the total cumulative withdrawals guaranteed by this rider. The GBA cannot be withdrawn and is not payable as a death benefit. The GBA is used to calculate the Guaranteed Benefit Payment.

REMAINING BENEFIT AMOUNT (RBA)

As you make withdrawals, they reduce the amount of GBA that is guaranteed by this rider as future withdrawals. At any point in time, the Remaining Benefit Amount (RBA) equals the amount of GBA that remains.

GUARANTEED BENEFIT PAYMENT (GBP)

At any time, the Guaranteed Benefit Payment (GBP) is the amount that the rider guarantees will be available for withdrawal each contract year after the Waiting Period, until the earlier of the termination of the rider or the RBA is reduced to zero. During the Waiting Period, the annual withdrawal amount guaranteed by the rider may be less than the GBP due to the limitations the Waiting Period imposes on your ability to utilize both Step-ups and withdrawals. The annual withdrawal amount guaranteed by the rider during the Waiting Period is equal to the Remaining Benefit Payment at the beginning of the contract year as described below.

REMAINING BENEFIT PAYMENT (RBP)

As you make withdrawals during a contract year, the remaining amount that the rider guarantees will be available for withdrawal that year is reduced. At any point in time, the Remaining Benefit Payment (RBP) equals the amount that the rider guarantees will be available for withdrawal during the remainder of the current contract year. During the Waiting Period, when the amount that the rider guarantees to be


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available for withdrawal may be less than the GBP, the RBP will be the amount that is actually guaranteed. Withdrawing more than the RBP will subject the RBA and GBA to the excess withdrawal processing described later in this rider. When determining if a withdrawal will result in the application of the RBA and GBA excess withdrawal processing, we use the RBP amount on the date of (but prior to) the current withdrawal.

COVERED PERSON

The Covered Person is the person whose life is used to determine when the Annual Lifetime Payment (ALP) is established and the duration of the ALP payments. The Covered Person is the oldest of the owners and annuitants unless otherwise specified under Contract Data. The Covered Person may change if there is a spousal continuation or a change of ownership. If the owner is a non-natural person (i.e., a trust or corporation), the Covered Person is the oldest annuitant.

ANNUAL LIFETIME PAYMENT ATTAINED AGE (ALPAA)

The Annual Lifetime Payment Attained Age (ALPAA), as shown under Contract Data, is the age at which the lifetime benefit is established.

ANNUAL LIFETIME PAYMENT (ALP)

At any time after the rider effective date, or the rider anniversary following the date the Covered Person reaches the ALPAA if later, the Annual Lifetime Payment (ALP) is the amount that the rider guarantees will be available for withdrawal each contract year after the Waiting Period, until death (see Death Benefit Before Annuitization) or termination of the rider, without the possibility of reducing the guarantee provided by this rider. During the Waiting Period, the annual withdrawal amount guaranteed by the rider may be less than the ALP due to the limitations the Waiting Period imposes on your ability to utilize both Step-ups and withdrawals. The annual withdrawal amount guaranteed by the rider during the Waiting Period is equal to the Remaining Annual Lifetime Payment at the beginning of the contract year as described below.

REMAINING ANNUAL LIFETIME PAYMENT (RALP)

As you make withdrawals during a contract year, the remaining amount that the rider guarantees will be available for withdrawal that year is reduced. At any point in time after the establishment of the ALP, the Remaining Annual Lifetime Payment (RALP) equals the amount that the rider guarantees will be available for withdrawal during the remainder of the current contract year. During the Waiting Period, when the amount that the rider guarantees to be available for withdrawal may be less than the ALP, the RALP will be the amount that is actually guaranteed. Withdrawing more than the RALP will subject the ALP to the excess withdrawal processing described later in this rider. When determining if a withdrawal will result in the application of the ALP excess withdrawal processing, we use the RALP amount on the date of (but prior to) the current withdrawal.

STEP-UP DATE

The rider anniversary date if the Annual Step-up is processed automatically (see "Annual Step-up" below). If not, the valuation date we receive your written request to Step-up if we receive your request before the close of business on that day, otherwise the next valuation date.

GUARANTEED MINIMUM WITHDRAWAL BENEFIT

The Guaranteed Minimum Withdrawal Benefit guarantees that regardless of investment performance you may take withdrawals each contract year until the earlier of:

     i)   termination of the rider or

     ii) the later of death (as determined in Death Benefit Before Annuitization), or the RBA is depleted.

Before the establishment of the ALP, the annual withdrawal amount guaranteed by the rider is equal to the RBP from the beginning of the contract year.

After the establishment of the ALP, the rider guarantees that you have the option each contract year to cumulatively withdraw an amount up to the RALP or the RBP from the beginning of the contract year, but the rider does not guarantee withdrawal of both the RALP and the RBP in a contract year.

After the establishment of the ALP, if you withdraw an amount larger than the RALP, the ALP may be reduced in accordance with the excess withdrawal processing as described below (see ALP - When a withdrawal is made).

At any time, as long as your withdrawal does not exceed the greater of the RBP or the RALP, you will not be assessed a withdrawal charge. If you withdraw an amount larger than the greater of the RBP or the RALP, the amount in excess of the greater of the RBP or the RALP will be assessed any applicable withdrawal charges, and the GBA, RBA and ALP may be reduced in accordance with the excess withdrawal processing as described below. (See GBA and RBA - When a withdrawal is made. Also, see ALP - When a withdrawal is made.) At any time you may withdraw any amount up to your entire withdrawal value, subject to the excess withdrawal processing under the rider.


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Certain values used to compute amounts available for withdrawal under the terms of this rider can be increased if your contract value has increased at the specified intervals (see Annual Step-Up). We will modify the charge for this rider if you elect the Annual Step-up (see Annual Rider Charge) and the then current charge for the asset allocation model at the time of the Step-up is higher. If you take withdrawals during the Waiting Period, any previously applied Annual Step-ups will be reversed and the Annual Step-up will not be available until the rider anniversary following the Waiting Period. You may take withdrawals after the end of the Waiting Period without reversal of previously applied Annual Step-ups.

GUARANTEED BENEFIT AMOUNT (GBA) AND REMAINING BENEFIT AMOUNT (RBA)

Your GBA and RBA are determined at the following times and are subject to a maximum amount as shown under Contract Data:

1.   AT RIDER EFFECTIVE DATE

     If the rider is effective on the contract date, the GBA and RBA are set equal to the initial purchase payment plus any purchase payment credit (if applicable).

     If the rider is effective on a contract anniversary date, the GBA and RBA are set equal to the contract value on the later of that anniversary and the valuation date we receive your written request to add the rider if we receive your request before the close of business on that day, otherwise the contract value on the next valuation date.

2.   WHEN A SUBSEQUENT PURCHASE PAYMENT IS MADE

     Each additional purchase payment will have its own GBA and RBA established equal to the amount of the purchase payment plus any purchase payment credit. Upon each subsequent purchase payment:

     (A) the total RBA is recalculated to equal the sum of the individual RBAs immediately prior to the receipt of the additional purchase payment, plus the RBA associated with the additional purchase payment.

     (B) the total GBA is recalculated to equal the sum of the individual GBAs immediately prior to the receipt of the additional purchase payment, plus the GBA associated with the additional purchase payment.

3. WHEN A WITHDRAWAL IS MADE ON OR AFTER THE RIDER ANNIVERSARY FOLLOWING THE WAITING PERIOD

     Whenever such a withdrawal is made the total GBA and total RBA will be equal to the amount in either (A) or (B) as follows:

     (A) If the current withdrawal is less than or equal to the RBP, the total RBA is reduced by the amount of the withdrawal and the total GBA is unchanged.

     (B) If the current withdrawal exceeds the RBP, excess withdrawal processing will occur as follows:

          (i) the total GBA will be reset to the lesser of its current value or the contract value immediately following the withdrawal; and

          (ii) the total RBA will be reset to the lesser of its current value less the amount of the withdrawal or the contract value immediately following the withdrawal.

4.   WHEN A WITHDRAWAL IS MADE DURING THE WAITING PERIOD

     Upon the first such withdrawal, any previously applied Annual Step-ups will be reversed. Step-up reversal means that the GBA and RBA associated with each purchase payment will be reset to the amount of that purchase payment plus any purchase payment credit. The total GBA and total RBA will be recalculated to equal the sum of the individual GBAs and RBAs. The GBP will also be recalculated as described below (see Guaranteed Benefit Payment). These recalculated values are then used in the following calculations. Whenever such a withdrawal is made, and after reversal of any previously applied Annual Step-ups has been completed, the total GBA and total RBA will be equal to the amount in either (A) or (B) as follows:

     (A) If the current withdrawal is less than or equal to the RBP, the total RBA is reduced by the amount of the withdrawal and the total GBA is unchanged.

     (B) If the current withdrawal exceeds the RBP, excess withdrawal processing will occur as follows:

          (i) the total GBA will be reset to the lesser of its current value or the contract value immediately following the withdrawal; and

          (ii) the total RBA will be reset to the lesser of its current value less the amount of the withdrawal or the contract value immediately following the withdrawal.


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5.   WHENEVER AN INDIVIDUAL RBA IS DEPLETED

     Whenever an RBA is depleted by a withdrawal, the GBA associated with that RBA will also be set to zero.

6.   UPON ANNUAL STEP-UP AS DESCRIBED BELOW.

GUARANTEED BENEFIT PAYMENT (GBP)

At any point in time, the GBP is calculated as follows:

1.   Determine the lesser of (A) or (B) for each purchase payment where:

          (A) is the individual GBA multiplied by the GBP Percentage shown under Contract Data, and

          (B)  is the individual RBA.

2. Add the results of Step 1 for each purchase payment to obtain the current total GBP.

If you withdraw less than the GBP in a contract year, there is no carry over to the next contract year.

REMAINING BENEFIT PAYMENT (RBP)

At the beginning of each contract year during the Waiting Period and prior to any withdrawal, the RBP for each purchase payment is set equal to that purchase payment plus any purchase payment credit multiplied by the GBP Percentage shown under Contract Data.

At the beginning of any other contract year, each individual RBP is set equal to each individual GBP.

Each additional purchase payment will have its own RBP established equal to that payment's GBP. The total RBP is equal to the sum of the individual RBPs.

Whenever a withdrawal is made, the total RBP equals the total RBP immediately prior to the withdrawal less the amount of the withdrawal, but not less than zero.

ANNUAL LIFETIME PAYMENT (ALP)

Your ALP is determined at the following times and is subject to a maximum amount as shown under Contract Data:

1.   INITIAL ESTABLISHMENT

     On the rider effective date, or the rider anniversary following the date the Covered Person reaches the ALPAA if later, the ALP is set equal to the total RBA multiplied by the ALP Percentage shown under Contract Data.

2.   WHEN A SUBSEQUENT PURCHASE PAYMENT IS MADE

     Each purchase payment made subsequent to the establishment of the ALP increases the ALP by the amount of the purchase payment and any purchase payment credit multiplied by the ALP percentage shown under Contract Data.

3 WHEN A WITHDRAWAL IS MADE ON OR AFTER THE RIDER ANNIVERSARY FOLLOWING THE WAITING PERIOD

     Whenever such a withdrawal is made after the establishment of the ALP, the ALP will be equal to the amount in either (A) or (B) as follows:

     (A) If the current withdrawal is less than or equal to the RALP, the ALP is unchanged.

     (B) If the current withdrawal exceeds the RALP, excess withdrawal processing will occur and the ALP will be reset to the lesser of:

          (i)  the ALP immediately prior to the withdrawal; or

          (ii) the contract value immediately following the withdrawal multiplied by the ALP percentage shown under Contract Data.

     If you withdraw less than the ALP in a contract year, there is no carry over to the next contract year.

4.   WHEN A WITHDRAWAL IS MADE DURING THE WAITING PERIOD

     If the ALP has been established upon the first such withdrawal, any previously applied Annual Step-ups will be reversed. Step-up reversal means that the ALP will be reset to equal total purchase payments plus any purchase payment credits multiplied by the ALP Percentage shown under Contract Data. The recalculated value is then used in the following calculations.

     Whenever such a withdrawal is made, and after the reversal of any previously applied Annual Step-ups has been completed, the ALP will be equal to the amount in either (A) or (B) as follows:

     (A) If the current withdrawal is less than or equal to the RALP, the ALP is unchanged.

     (B) If the current withdrawal exceeds the RALP, excess withdrawal processing will occur and the ALP will be reset to the lesser of:

          (i)  the ALP immediately prior to the withdrawal; or

          (ii) the contract value immediately following the withdrawal multiplied by the ALP percentage shown under Contract Data.

5.   UPON ANNUAL STEP-UP AS DESCRIBED BELOW.

6. UPON SPOUSAL CONTINUATION OR CHANGE OF OWNERSHIP AS DESCRIBED LATER IN THE RIDER.


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REMAINING ANNUAL LIFETIME PAYMENT (RALP)

The RALP is established at the same time as the ALP.

At the beginning of each contract year during the Waiting Period and prior to any withdrawal, the RALP is set equal to total purchase payments plus any purchase payment credits multiplied by the ALP Percentage shown under Contract Data.

At the beginning of any other contract year, the RALP is set equal to the ALP.

Whenever a subsequent purchase payment is made, the RALP is increased by the amount of that purchase payment plus any purchase payment credits multiplied by the ALP Percentage shown under Contract Data.

Whenever a withdrawal is made, the RALP equals the RALP immediately prior to the withdrawal less the amount of the withdrawal, but not less than zero.

EXCESS WITHDRAWAL PROCESSING

Here is a simplified example of how the Guaranteed Benefit Amount (GBA), the Remaining Benefit Amount (RBA), the Guaranteed Benefit Payment (GBP), and the Annual Lifetime Payment (ALP) change when withdrawals exceed the annual limits and when withdrawals don't exceed the annual limits.

EXAMPLE ASSUMES

-  No withdrawals have ever been made
-  GBA = $100,000
-  RBA = $100,000
-  The contract value before the withdrawal is $70,000
-  Current annual withdrawal limit is $6,000 for the ALP and $7,000 for the GBP

$6,000 WITHDRAWAL
     RBA after withdrawal = $94,000 = $100,000 - $6,000
     GBA after withdrawal = $100,000
     ALP after withdrawal = $6,000
     GBP after withdrawal = $7,000

$7,000 WITHDRAWAL
     RBA after withdrawal = $93,000 = $100,000 - $7,000
     GBA after withdrawal = $100,000
     ALP after withdrawal = $3,780 = lesser of ($6,000) or (6% * ($70,000 -
          $7,000))
     GBP after withdrawal = $7,000

$8,000 WITHDRAWAL
     RBA after withdrawal = $62,000 = lesser of ($100,000 - $8,000) or ($70,000
          - $8,000)
     GBA after withdrawal = $62,000 = lesser of ($100,000) or ($70,000 - $8,000)
     ALP after withdrawal = $3,720 = lesser of ($6,000) or (6% * ($70,000 -
          $8,000))
GBP after withdrawal = $4,340 = 7% * $62,000

REQUIRED MINIMUM DISTRIBUTIONS

Notwithstanding the excess withdrawal processing provisions above, if you are taking required minimum distributions ("RMD") from this contract and the RMD is greater than the RALP or RBP on the most recent rider anniversary, the portion of the RMD that exceeds the RALP or RBP on the most recent rider anniversary will not be treated as an excess withdrawal provided:

1.   the RMD is for this contract alone, and

2. the RMD is based on your recalculated life expectancy taken from the Uniform Lifetime Table under the Code, and

3. the RMD amount is otherwise based on the requirements of the Code Section 401(a)(9), related Code provisions, and regulations thereunder that were in effect on the effective date of this rider.

Withdrawal amounts greater than the RALP or RBP on the most recent rider anniversary that do not meet these conditions will result in excess withdrawal processing.

ANNUAL STEP-UP

Beginning with the first rider anniversary, an Annual Step-up may be available. If you take any withdrawals during the Waiting Period, any previously applied Annual Step-ups will be reversed and the Annual Step-up will not be available until the rider anniversary following the Waiting Period.

The Annual Step-up will be effective on the Step-up Date. Only one Annual Step-up will be allowed each contract year.

Other than the exception described above, the Annual Step-up will be available as described below.

- On any rider anniversary where the RBA or, if established, the ALP would increase and the annual rider charge would not increase as a result of the Annual Step-up, we will execute the Annual Step-up automatically on the Step-up Date.

- If the Annual Step-Up would result in an increase of the annual rider charge, we do not execute the


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     Annual Step-Up automatically and you will be notified. You then have the option to elect the Annual Step-up, with the resulting charge increase, anytime within the 30 days following that rider anniversary as long as the contract value is greater than the total RBA or the contract value multiplied by the ALP Percentage shown under Contract Data is greater than the ALP, if established, on the Step-up Date.

If the Annual Step-up is executed, the total RBA, total GBA, GBP, RBP, ALP, and RALP will be adjusted as follows:

RBA STEP-UP

Subject to the maximum RBA shown under Contract Data, the total RBA will be increased to the greater of (A) or (B) where:

     (A)  is the total RBA immediately prior to the Annual Step-up; and

     (B)  is the contract value on the Step-up Date.

GBA STEP-UP

Subject to the maximum GBA shown under Contract Data, the total GBA will be increased to the greater of (A) or (B) where:

     (A)  is the total GBA immediately prior to the Annual Step-up; and

     (B)  is the contract value on the Step-up Date.

GBP STEP-UP

The GBP will be calculated as described earlier, based on the increased GBA and RBA.

RBP STEP-UP

Prior to any withdrawals during the Waiting Period, the RBP for each purchase payment will be calculated as that purchase payment plus any purchase payment credit multiplied by the GBP Percentage shown under Contract Data. The total RBP is equal to the sum of the individual RBPs.

At any other time, the RBP will be calculated as the GBP after the Annual Step-up less all prior withdrawals made during the current contract year, but will never be less than zero.

ALP STEP-UP

After the establishment of the ALP, subject to the maximum ALP shown under Contract Data, the ALP will be increased to the greater of (A) and (B) where:

     (A)  is the ALP immediately prior to the Annual Step-up; and

     (B) is the contract value on the Step-up Date multiplied by the ALP Percentage shown under Contract Data.

RALP STEP-UP

After the establishment of the ALP, and prior to any withdrawals during the Waiting Period, the RALP will be calculated as total purchase payments plus any purchase payment credits multiplied by the ALP Percentage shown under Contract Data.

At any other time after the establishment of the ALP, the RALP will be calculated as the ALP after the Annual Step-up less all prior withdrawals made during the current contract year, but will never be less than zero.

ASSET ALLOCATION PROGRAM

This rider requires participation in our asset allocation program. At time of application you choose an asset allocation model from any available model ranging from the conservative category to the aggressive category. If your contract was issued with initial purchase payments over The Maximum Total RVS Variable Annuity Purchase Payment Per Annuitant Life (shown under Contract Data) requiring corporate officer approval, there may be a limitation of the number of models available for selection.

Because this rider requires that your contract value be invested in one of the asset allocation models for the life of the contract, and you CANNOT TERMINATE THIS RIDER ONCE YOU HAVE SELECTED IT, if you later decide you do not want to participate in any of the asset allocation models, you must terminate your contract by requesting a full withdrawal. Withdrawal charges and tax penalties may then apply.

You can allocate your contract value to any available asset allocation model (1) prior to your first withdrawal and (2) following a benefit reset as described below but prior to any subsequent withdrawal. During these accumulation phases, you may request to change your asset allocation model to any available asset allocation model.

Immediately following a withdrawal your contract value will be reallocated to the Target Model shown under Contract Data if your current asset allocation model is more aggressive than the Target Model. After you have taken a withdrawal and prior to any benefit reset as described below, you are in a withdrawal phase. During withdrawal phases you may request to change your asset allocation model to the Target Model or any asset allocation model that is more conservative without a benefit reset as described below.

If you are in a withdrawal phase and you choose to allocate your contract value to an asset allocation model that is more aggressive than the Target Model, your rider benefit will be reset as follows:


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     (A)  the total GBA will be reset to the lesser of its current value or the contract value; and

     (B) the total RBA will be reset to the lesser of its current value or the contract value; and

     (C)  the ALP, if established, will be reset to the lesser of:

          i)   its current value or

          ii) the contract value multiplied by the ALP Percentage shown under Contract Data; and

     (D) the GBP will be recalculated as described earlier, based on the reset GBA and RBA; and

     (E) the RBP will be recalculated as the reset GBP less all prior withdrawals made during the current contract year, but it will never be less than zero; and

     (F) the RALP will be recalculated as the reset ALP less all prior withdrawals made during the current contract year, but it will never be less than zero.

You may request to change your asset allocation model by written request on an authorized form or by another method agreed to by us. The number of elective asset allocation model changes permitted per contract year is shown under Contract Data. Additionally, we reserve the right to limit the number of model changes permitted if required to comply with the written instructions of a fund.

We reserve the right to change the Target Model to an asset allocation model that is more aggressive after 30 days written notice.

We reserve the right to cancel required participation in the asset allocation program after 30 days written notice. If asset allocation models are not required, you may allocate your contract value and additional purchase payments as provided in the contract.

GUARANTEED WITHDRAWAL BENEFIT ANNUITY OPTION

As an alternative to the annuity payment plans available under the contract, a fixed payout option is available under this rider.

Under this option, the amount payable each year will be equal to the remaining schedule of GBPs but the total amount paid over the life of the annuity will not exceed the total RBA at the time you begin this fixed payout option. These annualized amounts will be paid in the frequency that you elect. The frequencies will be among those offered by us at that time but will be no less frequently than annually. If, at the death of the owner, payments have been made for less than the total RBA, the remaining payments will be made to the beneficiary.

This option may not be available if the contract is issued to qualify under
Section 403 or 408 of the Code, as amended. For such contracts, this option will be available only if the number of years it will take to deplete the RBA by paying the GBP each year is less than the life expectancy of the owner at the time the option becomes effective. Such life expectancy will be computed using a life expectancy table published by the IRS.

This payout option may be elected as an annuitization option by the beneficiary of the contract subject to the Payments to Beneficiary section of the contract. Whenever multiple beneficiaries are designated under the contract, each such beneficiary's share of the proceeds, if they elect this option, will be in proportion to their applicable designated beneficiary percentage.

We reserve the right to adjust the remaining schedule of GBPs if necessary to comply with the Code.

CONTRACT PROVISION MODIFICATIONS

Because of the addition of this rider to your contract, several contract provisions are modified as described above and as further described below.

PAYMENT LIMITS PROVISION

We may restrict cumulative subsequent purchase payments to $100,000 on a non-discriminatory basis.

ALLOCATION OF PURCHASE PAYMENTS

Because this rider requires participation in our asset allocation program, allocation of purchase payments shall be determined by the asset allocation model.

TRANSFERS OF CONTRACT VALUES PROVISION

Because this rider requires participation in our asset allocation program, transfer privileges granted under the contract are suspended other than: 1) transfers among the available asset allocation models as described above, 2) transfers necessary to adjust contract value allocations to match the allocation percentages utilized in your asset allocation model, or 3) transfers as otherwise agreed to by us. Transfers made by you into and out of the same subaccount within a five business day period (or vice versa) may be to the disadvantage of other contract owners and are prohibited.


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RULES FOR WITHDRAWAL PROVISION

Minimum account values following a withdrawal no longer apply to your contract.

For withdrawals, the withdrawal will be made from the variable subaccounts, the One-Year Fixed Account (if applicable) and the DCA Fixed Account in the same proportion as your interest in each bears to the contract value. You cannot specify from which accounts the withdrawal is to be made.

If the contract value falls to zero and the total RBA is greater than zero, the following will occur:

(A) If the Covered Person has not reached the ALPAA and the contract value is reduced to zero as a result of fees or charges, or a withdrawal that is less than or equal to the RBP, the owner must choose to receive either the remaining schedule of GBPs until the total RBA equals zero, or wait until the rider anniversary following the date the Covered Person reaches the ALPAA and receive the ALP annually until the later of:

     (i)  the death of the Covered Person; or

     (ii) the total RBA is reduced to zero.

     We will notify you of this option. If no election is made, the ALP will be paid.

(B) If the Covered Person has reached the ALPAA and the contract value is reduced to zero as a result of fees or charges, or a withdrawal that is less than or equal to both the RBP and the RALP, the owner must choose to receive either the remaining schedule of GBPs until the total RBA equals zero, or the ALP which will be paid annually until the later of:

     (i)  the death of the Covered Person; or

     (ii) the total RBA is reduced to zero.

     We will notify you of this option. If no election is made, the ALP will be paid.

(C) If the Covered Person has reached the ALPAA and the contract value is reduced to zero as a result of a withdrawal that is greater than the RALP, but less than or equal to the RBP, the remaining schedule of GBPs will be paid until the total RBA equals zero.

(D) If the Covered Person has reached the ALPAA and the contract value is reduced to zero as a result of a withdrawal that is greater than the RBP but less than or equal to the RALP, the ALP will be paid annually until the death of the Covered Person.

In (A), (B), (C) and (D) above:

- These annualized amounts will be paid in the frequency that you elect. The frequencies will be among those offered by us at that time but will be no less frequently than annually.

-    We will no longer accept subsequent purchase payments.

-    No more charges will be collected for the rider.

- The death benefit becomes the remaining payments, if any, until the RBA is reduced to zero.

If the contract value is reduced to zero as a result of a withdrawal that is greater than the RALP but less than or equal to the RBP, and the total RBA is reduced to zero, this rider and the contract will terminate.

If the contract value is reduced to zero as a result of a withdrawal that is greater than both the RBP and the RALP, this rider and the contract will terminate.

DEATH BENEFIT BEFORE ANNUITIZATION

If the contract value is greater than zero when the death benefit becomes payable, the beneficiary may: 1) elect to take the death benefit under the terms of the contract, 2) take the fixed payout option available under this rider, or
3) continue the contract under the spousal continuation provision below.

If the contract value equals zero and the death benefit becomes payable, the following will occur:

(A) If the RBA is greater than zero and the owner had been receiving the GBP each year, the GBP will continue to be paid to the beneficiary until the RBA is depleted.

(B) If the Covered Person dies and the RBA is greater than zero and the owner had been receiving the ALP each year, the ALP will continue to be paid to the beneficiary until the RBA is depleted.

(C) If the Covered Person is still alive and the RBA is greater than zero and the owner had been receiving the ALP each year, the ALP will continue to be paid to the beneficiary until the later of the death of the Covered Person or the RBA is depleted.

(D) If the Covered Person is still alive and the RBA equals zero and the owner had been receiving the ALP each year, the ALP will continue to be paid to the beneficiary until the death of the Covered Person.

(E) If the Covered Person dies and the RBA equals zero, the benefit terminates. No further payments are made.

SPOUSE'S OPTION TO CONTINUE CONTRACT

If a surviving spouse chooses to continue the contract under the spousal continuation provision, the following provisions apply:

1.   The rider continues as part of the contract.

2. The Waiting Period is cancelled and any Waiting Period limitations on withdrawals and Step-ups terminate.


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3.   The Covered Person will be redetermined for the continued rider and is the
     Covered Person referred to below. The GBA, RBA, and GBP remain unchanged. The RBP will be reset equal to the GBP less all prior withdrawals made during the current contract year but not less than zero. The ALP and RALP will be reset as follows:

     (A) If the ALP has been established and the Covered Person has reached the ALPAA as of the date of the continuation, the ALP is reset to the lesser of:

          i)   the ALP prior to continuation or

          ii) the contract value upon continuation multiplied by the ALP Percentage shown under Contract Data.

          The RALP is reset to the ALP less all prior withdrawals made during the current contract year, but will never be less than zero.

     (B) If the ALP has been established but the Covered Person has not reached the ALPAA as of the date of the continuation, the ALP and RALP are reset to zero from the date of continuation until the rider anniversary following the date the Covered Person reaches the ALPAA. At that time, the ALP is reset to the ALP Percentage shown under Contract Data multiplied by the lesser of the RBA or that anniversary contract value, and the RALP is set equal to the ALP.

     (C) If the ALP has not been established but the Covered Person has reached the ALPAA as of the date of the continuation, the ALP is established on the date of continuation as the ALP Percentage shown under Contract Data multiplied by the lesser of the RBA or the contract value. The RALP is established equal to the ALP less all prior withdrawals made during the current contract year, but will never be less than zero.

     (D) If the ALP has not been established and the Covered Person has not reached the ALPAA as of the date of the continuation, the ALP will be established on the rider anniversary following the date the Covered Person reaches the ALPAA as the ALP Percentage shown under Contract Data multiplied by the lesser of the RBA or that anniversary contract value. The RALP is established equal to the ALP.

4. At the time of spousal continuation, a Step-up will be available if A) your contract value is greater than the RBA and/or B) the ALP Percentage shown under Contract Data times your contract value is greater than the ALP. All Annual Step-up rules, other than those that apply to the Waiting Period, also apply to the spousal continuation Step-up. If the spousal continuation Step-up is processed automatically, the Step-up date is the valuation date spousal continuation is effective. If not, the Step-up date is the valuation date we receive the spouse's written request to Step-up if we receive the request by the close of business on that day, otherwise the next valuation date.

CHANGE OF OWNERSHIP

If there is a change of ownership, the Covered Person will be redetermined and is the Covered Person referred to below. The GBA, RBA, GBP, and RBP values will remain unchanged. The ALP and RALP will be reset as follows:

(A) If the ALP has been established and the Covered Person has reached the ALPAA as of the date of the ownership change, the ALP is reset to the lesser of:

     i)   the current ALP or

     ii) the current contract value multiplied by the ALP Percentage shown under Contract Data.

     If the ownership change occurs prior to a withdrawal during the Waiting Period, the RALP is reset to the lesser of:

     i)   the ALP or

     ii) total purchase payments plus any purchase payment credits multiplied by the ALP Percentage shown under Contract Data.

     If the ownership change occurs at any other time, the RALP is reset to the ALP less all prior withdrawals made during the current contract year, but will never be less than zero.

(B) If the ALP has been established and the Covered Person has not reached the ALPAA as of the date of the ownership change, the ALP and RALP are reset to zero from the date of the ownership change until the rider anniversary following the date the Covered Person reaches the ALPAA. At that time, the ALP is reset to the ALP Percentage shown under Contract Data multiplied by the lesser of the RBA or that anniversary contract value. If that anniversary is prior to a withdrawal during the Waiting Period, the RALP is set on that anniversary equal to the lesser of:

     i)   the ALP or

     ii) total purchase payments plus any purchase payment credits multiplied by the ALP Percentage shown under Contract Data.

     At any other time, the RALP is set on that anniversary equal to the ALP.

(C) If the ALP has not been established but the Covered Person has reached the ALPAA as of the date of the ownership change, the ALP is established on the date of the ownership change as the ALP Percentage shown under Contract Data multiplied by the lesser of the RBA or the contract value. If the ownership change occurs


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     prior to a withdrawal during the Waiting Period, the RALP is established on the date of the ownership change equal to the lesser of:

     i)   the ALP or

     ii) total purchase payments plus any purchase payment credits multiplied by the ALP Percentage shown under Contract Data.

     If the ownership change occurs at any other time, the RALP is established on the date of the ownership change equal to the ALP less all prior withdrawals made during the current contract year but will never be less than zero.

(D) If the ALP has not been established and the Covered Person has not reached the ALPAA as of the date of the ownership change, the ALP will be established on the rider anniversary following the date the Covered Person reaches the ALPAA as the ALP Percentage shown under Contract Data multiplied by the lesser of the RBA or that anniversary contract value. If that anniversary is prior to a withdrawal during the Waiting Period, the RALP is established on that anniversary equal to the lesser of:

     i)   the ALP or

     ii) total purchase payments plus any purchase payment credits multiplied by the ALP Percentage shown under Contract Data.

At any other time, the RALP is established on that anniversary equal to the ALP.

ANNUAL RIDER CHARGE

We deduct the fee for this rider once a year from your contract value on your contract anniversary. We pro-rate this fee among the variable subaccounts and the fixed account (if applicable) in the same proportion your interest in each account bears to your total contract value. However, any amount deducted from the fixed account will be limited to: (1) the amount of interest credited in excess of the guaranteed minimum interest rate shown under Contract Data; plus
(2) any amounts allocated or transferred to the fixed account in that year.

The fee is calculated on your contract anniversary by multiplying the Annual Rider Charge by the greater of the anniversary contract value or the total RBA. This charge may vary with your asset allocation model.

The Initial Annual Rider Charge associated with your initial asset allocation model is shown on your Contract Data page. This charge will increase if:

(A) you elect to change your asset allocation model and the Annual Rider Charge for the new asset allocation model is higher; or

(B) you elect the Annual Step-up or spousal continuation Step-up and the then current Annual Rider Charge for the asset allocation model at the time of the Step-up has increased.

The new charge will be the charge in effect on the valuation date we receive your written request to change your asset allocation model or Step-up if we receive your request before the close of business on that day, otherwise the charge in effect on the next valuation date.

There is no increase in the Annual Rider Charge for automatic Annual Step-ups, automatic spousal continuation Step-ups, or for any required reallocation of your contract value to the Target Model following a withdrawal.

The Annual Rider Charge is subject to the Maximum Annual Rider Charge shown under Contract Data.

If the rider charge changes during a contract year, we will calculate an average rider charge, for that contract year only, that reflects the various different charges that were in effect that year, adjusted for the number of calendar days each charge was in effect.

If your contract or rider is terminated for any reason, the rider charge will be deducted, adjusted for the number of calendar days coverage was in place during the contract year.

TERMINATION OF THE RIDER

This rider cannot be terminated either by you or us except as follows:

1. After the death benefit is payable, continuation of the contract by any one other than your spouse will terminate the rider.

2. Annuitization of the contract under an annuity payment plan will terminate the rider.

3.   Termination of the contract for any reason will terminate the rider.

RIVERSOURCE LIFE INSURANCE CO. OF NEW YORK


[/s/ Thomas R. Moore]
-------------------------------------
Secretary


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